Exhibit 10.16

COMMERCIAL SECURITY AGREEMENT	EQUITY BANK, NA
7701 E KELLOGG
Wichita, Kansas 67207
(316)612-6000

LOAN NUMBER	AGREEMENT DATE
700084770	January 9, 2008

COLLATERAL OWNER INFORMATION

ICOP Digital, Inc.

16801 W. 116TH ST.

Lenexa, KS 66219

AGREEMENT. For purposes of this document, the term “Agreement” is used when reference is made to this Commercial Security Agreement.

LENDER. “Lender” means EQUITY BANK, NA whose address is 7701 E KELLOGG, Wichita, Kansas 67207, its successors and assigns.

DEBTOR. For purposes of this Agreement, the term “Debtor” refers to any party who has an interest in the Collateral defined in the “DESCRIPTION OF COLLATERAL” provision below. The Debtor includes each party (Borrower) identified above. Throughout this Agreement, references to Debtor are to be construed as specifically defined by Article 9 (or equivalent) of the Uniform Commercial Code.

OBLIGOR. For purposes of this Agreement, the term “Obligor” refers to any party, with respect to an obligation secured by a security interest in the collateral, that: (i) owe payment or other performance of the obligation, or (ii) is otherwise accountable in whole or in part for payment or other performance of the obligation. Throughout this Agreement, references to Obligor are to be construed as specifically defined by Article 9 (or equivalent) of the Uniform Commercial Code.

SECURITY INTEREST GRANT. Debtor, in consideration of the Obligations to Lender, as defined in the “OBLIGATIONS” provision below, hereby agrees to all of the terms of this Agreement and further hereby specifically grants Lender a continuing security interest in the collateral described in the “DESCRIPTION OF COLLATERAL” provision below. Debtor further grants Lender a security interest in the proceeds of said collateral; the proceeds of hazard insurance and eminent domain or condemnation awards involving the collateral; all products of, and accessions to, such collateral or interests therein; any and all deposits or other sums at any time credited by or due from Lender to Debtor; and any and all instruments, documents, policies, and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property, and the proceeds thereof (whether or not the same are Collateral or proceeds thereof hereunder), owned by Debtor or in which Debtor has an interest which are now or at any time hereafter in possession or control of Lender, or in transit by mail or carrier to or from Lender, or in possession of any third party acting on Lender’s behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent or otherwise, or whether Lender has conditionally released the same. Debtor’s grant of a continuing security interest in the foregoing described collateral secures to Lender the payment of all loans, advances, and extensions of credit from Lender to Borrower, including all renewals and extensions thereof, and any and all obligations of every kind whatsoever, whether heretofore, now, or hereafter existing or arising between Lender and Borrower and howsoever incurred or evidenced, whether primary, secondary, contingent, or otherwise.

OBLIGATIONS. As used in this Agreement, the term “Obligations” shall mean any and all of Obligor’s or Debtor’s obligations to Lender, whether they arise under this Agreement or the Note, Loan Agreement, Guaranty, or other evidence of debt executed in connection with this Agreement, or under any other mortgage, trust deed, deed of trust, security deed, security agreement, note, lease, instrument, contract, document, or other similar writing heretofore, now, or hereafter executed by the Obligor or Debtor to Lender, including any renewals, extensions and modifications thereof, and including oral agreements and obligations arising by operation of law. The Obligations shall also include all expenditures that Lender may make under the terms of this Agreement or for the benefit of Obligor or Debtor, all interest, costs, expenses, and attorneys’ fees accruing to or incurred by Lender in enforcing the Obligations or in the protection, maintenance, preservation, or liquidation of the Collateral, and any of the foregoing that may arise after the filing of any petition by or against Obligor or Debtor under the Bankruptcy Code, irrespective of whether the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise.

DESCRIPTION OF COLLATERAL. The collateral covered by this Agreement (the “Collateral”) is all of the Debtor’s property described below which the Debtor now owns or may hereafter acquire or create and all proceeds and products thereof, whether tangible or intangible, including proceeds of insurance and which may include, but shall not be limited to, any items listed on any schedule or list attached hereto. The Collateral described has the meanings contained in the Uniform Commercial Code as adopted in the state where the Lender is located.

Accounts. “Accounts” consist of the Debtor’s right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; (ii) for services rendered or to be rendered; (iii) for a policy of insurance issued or to be issued; (iv) for a secondary obligation incurred or to be incurred; (v) for energy provided or to be provided; (vi) for the use or hire of a vessel under a charter or other contract; (vii) arising out of the use of a credit card or charge card or information contained an or for use with the card; (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state; or (ix) for health-care-insurance receivables.

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Inventory. “Inventory” consists of all inventory and goods, other than farm products, which (i) are leased by Debtor as lessor, (ii) are held by Debtor for sale or lease or to be furnished under a contract of service, (iii) are furnished by Debtor under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in business.

WARRANTIES. The Debtor warrants the following: Debtor has or will acquire free and clear title to all of the Collateral, unless otherwise provided herein; the security interest granted to the Leader shall be a first security interest, and the Debtor will defend same to the Lender against the claims and demands of all persons; the Debtor will fully cooperate in placing or maintaining Lender’s lien or security interest; the Debtor agrees not to allow or permit any lien, security interest, adverse claim, charge, or encumbrance of any kind against the collateral or any part thereof, without the Lender’s prior written consent; all of the Collateral is located in the state of the Debtor’s address specified at the beginning of this Agreement, unless otherwise certified to and agreed to by the Lender, or, alternatively, is in possession of the Lender, the Debtor will not remove or change the location of any Collateral without the Lender’s prior written consent; the Debtor will use the Collateral only in the conduct of its own business, in a careful and proper manner; the Debtor will not use the Collateral or permit it to be used for any unlawful purpose; except as otherwise provided in this Agreement with respect to inventory, Debtor will not, without the Lender’s prior written consent, sell, assign, transfer, lease, charter, encumber, hypothecate, or dispose of the Collateral, or any part thereof, or any interest therein, nor will Debtor offer to sell, assign, transfer, lease, charter, encumber, hypothecate, or dispose of the Collateral, or any part thereof, or any interest therein; the Debtor will not conduct business under any name other than that given at the beginning of this Agreement, nor change, nor reorganize the type of business entity as described, except upon the prior written approval of the Lender, in which event the Debtor agrees to execute any documentation of whatsoever character or nature demanded by the Lender for filing or recording, at the Debtor’s expense, before such change occurs; the information regarding Debtor’s state of organization or formation as set forth at the beginning of this Agreement is correct, and Debtor further warrants that Debtor will not change Debtor’s state of organization or formation without Lender’s prior written consent and will assist Lender with any changes to any documents, filings, or other records resulting or required therefrom; the Debtor will keep all records of account, documents, evidence of title, and all other documentation regarding its business and the Collateral at the address specified at the beginning of this Agreement, unless notice thereof is given to the Lender at least ten (10) days prior to the change of any address for the keeping of such records; the Debtor will, at all times, maintain the Collateral in good condition and repair and will not sell or remove same except as to inventory in the ordinary course of business; the Debtor is a legally created business entity, as described before, and it has the power, and the person signing is duly authorized, to enter into this Agreement; the execution of this Agreement will not create any breach of any provision of the Debtor’s organizational documents (Articles of Incorporation and By-Laws if the Debtor is a corporation, Articles of Organization and Operating Agreement if the Debtor is a limited liability company, or Certificate of Limited Partnership (if applicable) or Partnership Agreement if the Debtor is a partnership), or any other agreement to which the Debtor is or may become a party; all financial information and statements delivered by the Debtor to the Lender to obtain loans and extensions of credit are true and correct and are prepared in accordance with generally accepted accounting principles; there has been no material adverse change in the financial condition of the Debtor since it last submitted any financial information to the Lender; there are no actions or proceedings, including set-off or counterclaim, which are threatened or pending against the Debtor which may result in any material adverse change in the Debtor’s financial condition or which might materially affect any of the Debtor’s assets; and the Debtor has duly filed all federal, state, municipal, and other governmental tax returns, and has obtained all licenses, permits, and the like which the Debtor is required by law to file or obtain, and all such taxes and fees for such licenses and permits required to be paid, have been paid in full.

INSURANCE. The Debtor agrees that it will, at its own expense, fully insure the Collateral against all loss or damage for any risk of whatsoever nature in such amounts, with such companies, and under such policies as shall be satisfactory to the Lender. All policies shall expressly provide that the Lender shall be the loss payee or, alternatively, if requested by Lender, mortgagee. The Lender is granted a security interest in the proceeds of such insurance and may apply such proceeds as it may receive toward the payment of the Obligations, whether or not due, in such order as the Leader may in its sole discretion determine. The Debtor agrees to maintain, at its own expense, public liability and property damage insurance upon all its other property, to provide such policies in such form as the Lender may approve, and to furnish the Lender with copies of other evidence of such policies and evidence of the payments of the premiums thereon. All policies of insurance shall provide for a minimum 10 days’ written notice of cancellation to Lender. At the request of Lender, such policies of insurance shall be delivered to and held by Lender. Debtor agrees that Lender is authorized to act as attorney for Debtor in obtaining, adjusting, settling, and canceling such insurance and endorsing any drafts or instruments issued or connected with such insurance. Debtor specifically authorizes Lender to disclose information obtained in conjunction with this Agreement and from policies of insurance to prospective insurers of the Collateral. If the Debtor at any time fails to obtain or to maintain any of the insurance required above or pay any premium in whole or in part relating thereto, the Lender, without waiving any default hereunder, may make such payment or obtain such policies as the Lender, in its sole discretion, deems advisable to protect the Debtor’s property. All costs incurred by the Lender, including reasonable attorneys’ fees, court costs, expenses, and other charges thereby incurred, shall become a part of the Obligations and shall be payable on demand.

ACCOUNTS. As of the time any account becomes subject to the security interest (or pledge or assignment as applicable) granted hereby. Debtor shall be deemed further to have warranted as to each and all of such accounts as follows: (a) Each account and all papers and documents relating thereto are genuine and in all respects what they purport to be; (b) each account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services theretofore actually rendered by Debtor to, the account debtor named in the account or other bona fide transaction; (c) the amount of the account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not subject to any setoffs, credits, defenses, or countercharges; and (d) Debtor is the owner thereof free and clear of any charges, liens, security interests, adverse claims, and encumbrances of any and every nature whatsoever.

Lender shall have the right in its own name or in the name of the Debtor, whether before or after default, to require Debtor forthwith to transmit all proceeds of collection of accounts to Lender; to notify any and all account debtors to make payments of the accounts directly to Lender, to demand, collect, receive, receipt for, sue for, compound, and give acquittal for, any and all amounts due or to become due on the accounts and to endorse the name of the Debtor on all commercial paper given in payment or part payment thereof; and in Lender’s discretion, to file any

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claim or take any other action or proceeding that Lender may deem necessary or appropriate to protect and preserve and realize upon the accounts and related Collateral. Unless and until Lender elects to collect accounts, and the privilege of Debtor to collect accounts is revoked by Lender in writing. Debtor shall continue to collect accounts, account for same to Lender, shall not commingle the proceeds of collections of accounts with any funds of the Debtor, and shall deposit such proceeds in an account with Lender. In order to assure collection of accounts in which Lender has an interest hereunder, Lender may notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Lender may designate, open and dispose of such mail, and receive the collections of accounts included therewith. Lender shall have no duty or obligation whatsoever to collect any account or to take any other action or preserve or protect the Collateral; however, should Lender elect to collect any account or take possession of the Collateral, Debtor releases Lender from any claim or claims for loss or damage arising from any act or omission in connection therewith, and costs of collection incurred by Lender shall be an obligation secured hereby and constitute a portion of the Obligations.

Upon request by Lender, whether before or after default, Debtor shall take such action and execute and deliver such documents as Lender may reasonably request in order to identify, confirm, mark, segregate, and assign accounts and to evidence Lender’s interest in same. Without limiting the foregoing Debtor, upon request, agrees to assign accounts to Lender, identify and mark accounts as being subject to the security interest for pledge (or assignment as applicable) granted hereby, mark Debtor’s books and records to reflect such assignments, and forthwith to transmit to Lender in the form as received by Debtor any and all proceeds of collection of such accounts.

Debtor will deliver to Lender, prior to the 10th day of each month, or with such other frequency as Lender may request, a written report in form and content satisfactory to Lender, showing a listing and aging of accounts and such other information as Lender may request from time to time. Debtor shall immediately notify Lender of the assertion by any account debtor of any setoff, defense, or claim regarding an account or any other matter adversely affecting an account.

Returned or repossessed goods arising from or relating to any accounts included within the Collateral shall, if requested by Lender, be held separate and apart from any other property. Debtor, on request by Lender, but not less than weekly even though no request has been made, shall report to Lender identifying information with respect to any such goods relating to accounts included in transactions under this Agreement.

INVENTORY. Debtor will deliver to Lender prior to the 10th day of each month, or on such other frequency as Lender may request, a written report in form and content satisfactory to Lender, with respect to the preceding month or other applicable period showing Debtor’s opening inventory, inventory acquired, inventory sold, inventory returned, inventory used in Debtor’s business, closing inventory, and other inventory not with the preceding categories, and such other information as Lender may request from time to time. Debtor shall immediately notify Lender of any matter adversely affecting the inventory, including, without limitation, any event causing loss or depreciation in the value of the inventory and the amount of such possible loss or depreciation.

Debtor will promptly notify Lender in writing of any addition to, change in, or discontinuance of its place(s) of business as shown in this Agreement, and the location of the office where it keeps its records. All Collateral will be located at the place(s) of business shown herein, as modified by any written notice(s) given pursuant hereto.

Unless and until the privilege of Debtor to use inventory in the ordinary course of Debtor’s business is revoked by Lender in the event of default or if Lender deems itself insecure, Debtor may use the inventory in any manner not inconsistent with this Agreement, may sell that part of the Collateral consisting of inventory provided that all such sales are in the ordinary course of business, and may use and consume any raw materials or supplies that are necessary in order to carry on Debtor’s business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

All accounts that arise from the sale of the inventory included within the Collateral shall be subject to all of the terms and provisions hereof pertaining to accounts.

Debtor shall take all action necessary to protect and preserve the inventory.

ADDITIONAL COLLATERAL. In the event that Lender should, at any time, determine that the Collateral or Lender’s security interest in the Collateral is impaired, insufficient, or has declined or may decline in value, or if Lender should deem that payment of the Obligations is insecure, time being of the very essence, then Lender may require, and Debtor agrees to furnish, additional Collateral that is satisfactory to Lender. Lender’s request for additional collateral may be oral or in writing delivered by United States mail addressed to Debtor and shall not affect any other subsequent right of the Lender to request additional Collateral.

FINANCING STATEMENT(S) AND LIEN PERFECTION. Lender is authorized to file a conforming financing statement or statements to perfect its security interest in the Collateral, as provided in Revised Article 9, Uniform Commercial Code - Secured Transactions. Debtor agrees to provide such information, supplements, and other documents as Lender may from time to time require to supplement or amend such financing statement filings, in order to comply with applicable state or federal law and to preserve and protect the Lender’s rights in the Collateral. The Debtor further grants the Lender a power of attorney to execute any and all documents necessary for the Lender to perfect or maintain perfection of its security interest in the Collateral, and to change or correct any error on any financing statement or any other document necessary for proper placement of a lien on any Collateral which is subject to this Agreement.

LANDLORD’S WAIVER. Upon request, Debtor shall furnish to Lender, in a form and upon such terms as are acceptable to Lender, a landlord’s waiver of all liens with respect to any Collateral covered by this Agreement that is or may be located upon leased premises.

RELATIONSHIP TO OTHER AGREEMENTS. This Agreement and the security interests (and pledges and assignments, as applicable) herein granted are in addition to (and not in substitution, novation or discharge of) any and all prior or contemporaneous security agreements, security interest, pledges, assignments, mortgages, liens, rights, titles, or other interests in favor of Lender or assigned to Lender by others in connection with the Obligations. All rights and remedies of Lender in all such agreements are cumulative.

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TAXES, LIENS, ETC. The Debtor agrees to pay all taxes, levies, judgments, assessments, and charges of any nature whatsoever relating to the Collateral or to the Debtor’s business. If the Debtor fails to pay such taxes or other charges, the Lender, at its sole discretion, may pay such charges on behalf of the Debtor; and all sums so dispensed by the Lender, including reasonable attorneys’ fees, court costs, expenses, and other charges relating thereto, shall become a part of the Obligations and shall be payable on demand.

ENVIRONMENTAL HAZARDS. Debtor certifies that as to any real estate which has been, is now, or will be in the future owned or occupied by Debtor, that such real estate has not in the past, nor will now or in the future be allowed in any manner to be exposed to or contain hazardous or environmentally harmful substances as may be defined or regulated by any state or federal law or regulation which impacts, in any way, such substances, except to the extent the existence of such substances has been presently disclosed in writing to Lender, and Debtor will immediately notify Lender in writing of any assertion made by any party to the contrary. Debtor indemnifies and holds Lender and Lender’s directors, officers, employees, and agents harmless from any liability or expense of whatsoever nature, including reasonable attorneys’ fees, incurred directly or indirectly as a result of Debtor’s involvement with hazardous or environmentally harmful substances as may be defined or regulated as such under any state or federal law or regulation.

PROTECTION OF COLLATERAL. Debtor agrees that Lender may, at Lender’s sole option, whether before or after any event of default, and without prior notice to Debtor, take the following actions to protect Lender’s interest in the Collateral: (a) pay for the maintenance, preservation, repair, improvement, or testing of the Collateral; (b) pay any filing, recording, registration, licensing, certification, or other fees and charges related to the Collateral; or (c) take any other action to preserve and protect the Collateral or Lender’s rights and remedies under this Agreement, as Lender may deem necessary or appropriate from time to time. Debtor agrees that Lender is not obligated and has no duly whatsoever to take the foregoing actions. Debtor further agrees to reimburse Lender promptly upon demand for any payment made or any expenses incurred by Lender pursuant to this authorization. Payments and expenditures made by Lender under this authorization shall constitute additional Obligations, shall be secured by this Agreement, and shall bear interest thereon from the date incurred at the maximum rate of interest, including any default rate, if one is provided, as set forth in the notes secured by this obligation.

INFORMATION AND REPORTING. The Debtor agrees to supply to the Lender such financial and other information concerning its affairs and the status of any of its assets as the Lender, from time to time, may reasonably request The Debtor further agrees to permit the Lender, its employees, and agents, to have access to the Collateral for the purpose of inspecting it, together with all of the Debtor’s other physical assets, if any, and to permit the Lender, from time to time, to verify Accounts as well as to inspect, copy, and to examine the books, records, and files of the Debtor.

CROSS-COLLATERALIZATION. Obligor and Debtor agree that any security interest provided in Collateral under this Agreement or any and all other indebtedness of Obligor or Debtor to Lender, whether or not such indebtedness is related by class or claim and whether or not contemplated by the parties at the time of executing each evidence of indebtedness, shall act as collateral for all said indebtedness. This cross-collateralization provision shall not apply to any Collateral that is/are household goods or a principal dwelling.

CROSS-DEFAULT. Any default of the Obligor or Debtor in the terms of any indebtedness to Lender shall constitute a default under this Agreement.

DEFAULT. The occurrence of any of the following events shall constitute a default of this Agreement: (a) the non-payment, when due (whether by acceleration of maturity or otherwise), of any amount payable on any of the Obligations or any extension or renewal thereof; (b) the failure to perform any agreement of the Obligor or Debtor contained herein or in any other agreement Obligor or Debtor has or may have with Lender; (c) the publication of any statement, representation, or warranty, whether written or oral, by the Obligor or Debtor to the Lender, which at any time is untrue in any respect as of the date made; (d) the condition that any Obligor or Debtor becomes insolvent or unable to pay debts as they mature, or makes an assignment for the benefit of the Obligor’s or Debtor’s creditors, or conveys substantially all of its assets, or in the event of any proceedings instituted by or against any Obligor or Debtor alleging that such Obligor or Debtor is insolvent or unable to pay debts as they mature (failure to pay being conclusive evidence of inability to pay), or makes application for appointment of a receiver or any other legal custodian, or in the event that a petition of any kind is filed under the Federal Bankruptcy Act by or against such Obligor or Debtor; (e) the entry of any judgment against any Obligor or Debtor, or the issue of any order of attachment, execution, sequestration, claim and delivery, or other order in the nature of a writ levied against the Collateral; (f) the death of any Obligor or Debtor who is a natural person, or of any partner of the Obligor or Debtor which is a partnership; (g) the dissolution, liquidation, termination of existence, business failure, merger, and consolidation or transfer of a substantial part of the property of any Obligor or Debtor which is a corporation or partnership; (h) the Collateral or any part of the Collateral declines in value in excess of normal wear, tear, and depreciation or becomes, in the judgment of Lender, impaired, unsatisfactory, or insufficient in character or value, including but not limited to the filing of a competing financing statement; breach of warranty that the Debtor is the owner of the Collateral free and clear of any encumbrances (other than those encumbrances disclosed by Debtor or otherwise made known to Lender, and which were acceptable to Lender at the time); sale of the Collateral (except in the ordinary course of business) without Lender’s express written consent; failure to keep the Collateral insured as provided herein; failure to allow Lender to inspect the Collateral upon demand or at reasonable time; failure to make prompt payment of taxes on the Collateral; loss, theft, substantial damage, or destruction of the Collateral; and, when Collateral includes inventory, accounts, chattel paper, or instruments, failure of account debtors to pay their obligations in due course; or (i) the Lender in good faith, believes the Obligor’s ability to repay the Obligor’s indebtedness secured by this Agreement, any Collateral, or the Lender’s ability to resort to any Collateral, is or soon will be impaired, time being of the very essence.

REMEDY. Upon the occurrence of an event of default, Lender, at its option, shall be entitled to exercise any one or more of the remedies described in this Agreement, in all documents evidencing the Obligations, in any other agreements executed by or delivered by Obligor or Debtor for benefit of Lender, in any third-party security agreement, mortgage, pledge, or guaranty relating to the Obligations, in the Uniform Commercial Code of the state in which Lender is located, and all remedies at law and equity, all of which shall be deemed cumulative. The Obligor agrees that, whenever a default exists, all Obligations may (notwithstanding any provision in any other agreement), at the sole option and discretion of the Lender and without demand or notice of any kind, be declared, and

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thereupon immediately shall become due and payable; and the Lender may exercise, from time to time, any rights and remedies, including the right to immediate possession of the Collateral, available to it under applicable law. The Debtor agrees, in the case of default, to assemble, at its own expense, all Collateral at a convenient place acceptable to the Lender. The Lender shall, in the event of any default, have the right to take possession of and remove the Collateral, with or without process of law, and in doing so, may peacefully enter any premises where the Collateral may be located for such purpose. Debtor waives any right that Debtor may have, in such instance, to a judicial hearing prior to such retaking. The Lender shall have the right to hold any property then in or upon said Collateral at the time of repossession not covered by the security agreement until return is demanded in writing by Debtor. Obligor and Debtor agree to pay all reasonable costs of the Lender in connection with the collecting of the Obligations and enforcement of any rights connected with retaking, holding, testing, repairing, improving, selling, leasing, or disposing of the Collateral, or like expenses. These expenses, together with interest thereon from the date incurred until paid by Obligor or Debtor at the maximum post-default rate stated in the notes secured hereby, which Obligor and Debtor agree to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement. The Lender may sell, lease, or otherwise dispose of the Collateral, by public or private proceedings, for cash or credit, without assumption of credit risk. Unless the Collateral is perishable or threatens to decline speedily in value or of a type customarily sold on a recognized market, Lender will send Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any notification of intended disposition of the Collateral by the Lender shall be deemed to be reasonable and proper if sent United States mail, postage prepaid, to the Debtor at least ten (10) days before such disposition, and addressed to the Debtor either at the address shown herein or at any other address provided to Lender in writing for the purpose of providing notice. Proceeds received by Lender from disposition of the Collateral may be applied toward Lender’s expenses and other obligations in such order or manner as Lender may elect. Debtor shall be entitled to any surplus if one results after lawful application of the proceeds. If the proceeds from a sale of the Collateral are insufficient to extinguish the Obligations of the Obligor hereunder, Obligor shall be liable for a deficiency. Lender shall have the right, whether before or after default, to collect and receipt for, compound, compromise, and settle, and give releases, discharges, and acquittances with respect to, any and all amounts owed by any person or entity with respect to the Collateral. Lender may remedy any default and may waive any default without waiving the default remedied and without waiving any other prior or subsequent default. The rights and remedies of the Lender are cumulative, and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy.

FUTURE ADVANCES AND AFTER-ACQUIRED PROPERTY. Future advances may be made by the Lender under this Agreement to the extent allowed by law. The security interest grant contained in this Agreement also applies to any Collateral of the type(s) identified in this Agreement that the Debtor acquires after this Agreement is executed, except that no security interest attaches to after-acquired consumer goods unless the Debtor acquires rights in such goods within 10 days of Lender giving value. In anticipation of future advances by Lender, the Obligor or Debtor authorize Lender to file any necessary financing statements to protect Lender’s security interest.

EXERCISE OF LENDER’S RIGHTS. Any delay on the part of the Lender in exercising any power, privilege, or right hereunder, or under any other document executed by Obligor or Debtor to the Lender in connection herewith, shall not operate as a waiver thereof and no single or partial exercise thereof or any other power, privilege, or right shall preclude other or further exercise thereof. The waiver by the Lender of any default of the Obligor or Debtor shall not constitute a waiver of subsequent default.

CONTINUING AGREEMENT. This is a continuing agreement, and shall remain in full force and effect until the Obligations are paid in full. In the event that Lender should take additional Collateral, or enter into other security agreements, mortgages, guarantees, assignments, or similar documents with respect to the Obligations, or should Lender enter into other such agreements with respect to other obligations of Obligor or Debtor, such agreements shall not discharge this Agreement, which shall be construed as cumulative and continuing and not alternative and exclusive.

The security interest (and pledge and assignment as applicable), hereby granted and all of the terms and provisions of this Agreement shall be deemed a continuing agreement and shall continue in full force and effect until the Obligations are paid in full. Any such revocation or termination shall only be effective if explicitly confirmed in a signed writing issued by Lender to such effect and shall in no way impair or affect any transactions entered into or rights created or liabilities incurred or arising prior to such revocation or termination, as to which this Agreement shall be truly operative until same are repaid and discharged in full. Unless otherwise required by applicable law, Lender shall be under no obligation to issue a termination statement or similar document unless Debtor requests same in writing, and providing further, that all Obligations have been repaid and discharged in full and there are no commitments to make advances, incur any obligations, or otherwise give value.

ABSENCE OF CONDITIONS OF LIABILITY. This Agreement is unconditional. Lender shall not be required to exhaust its remedies against Debtor, other collateral, or guarantors, or pursue any other remedies within Lender’s power before being entitled to exercise its remedies hereunder. Lender’s rights to the Collateral shall not be altered by the lack of validity or enforceability of the Obligations against Obligor, and this Agreement shall be fully enforceable irrespective of any counterclaim which the Obligor may assert on the underlying debt and notwithstanding any stay, modification, discharge, or extension of Obligor’s Obligation arising by virtue of Debtor’s insolvency, bankruptcy, or reorganization, whether occurring with or without Lender’s consent.

NOTICES. Any notice or demand given by Lender to Obligor or Debtor in connection with this Agreement, the Collateral, or the Obligations, shall be deemed given and effective upon deposit in the United States mail, postage prepaid, addressed to Obligor or Debtor at the address designated at the beginning of this Agreement, or such other address as Obligor or Debtor may provide to Lender in writing from time to time for such purposes. Actual notice to Obligor or Debtor shall always be effective no matter how such notice is given or received.

WAIVERS. Debtor waives notice of Lender’s acceptance of this Agreement, defenses based on suretyship, and to the fullest extent permitted by law, any defense arising as a result of any election by Lender under the Bankruptcy Code and the Uniform Commercial Code. Debtor and any maker, endorser, guarantor, surety, third-party pledgor, and other party executing this Agreement that is liable

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in any capacity with respect to the Obligations hereby waive demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, and any other similar notice whatsoever.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby waive to the fullest extent permitted by law any right to trial by jury with respect to any disputes, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any note or other instrument, document, or agreement executed or delivered in connection herewith or the transactions related hereto.

JOINT AND SEVERAL LIABILITY. If this Agreement is executed by more than one Party, it is understood and agreed that each such Party to this Agreement shall be jointly and severally bound and the word “Obligor” or “Debtor” as used herein shall be construed to be of such number as circumstances required.

SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but, in the event any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity and shall be severed from the rest of this Agreement without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Agreement shall be binding on all heirs, executors, administrators, assigns, and successors of Obligor or Debtor.

ASSIGNABILITY. Lender may assign, pledge, or otherwise transfer this Agreement or any of its rights and powers under this Agreement without notice, with all or any of the Obligations, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Obligor or Debtor may not assign this Agreement or any benefit accruing to it hereunder without the express written consent of the Lender.

AUTHORIZATIONS. Debtor authorizes Lender, without notice or demand and without altering Debtor’s liability or Lender’s rights hereunder, from time to time to take acts which may alter the obligation of Obligor to Lender or Debtor’s right to restitution or subrogation or both, including: (a) to renew, compromise, extend, or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof, including increasing the late of interest; (b) to extend additional credit to Obligor in any manner for any purpose; (c) to incur costs, including attorneys’ fees, with respect to enforcing its rights with respect to the Obligations, and collateral securing the Obligations; (d) to exchange, enforce, waive, or release (whether intentionally or unintentionally) any security for the Obligations or any part thereof or purchase such security at private or public sale and to file any financing statement necessary for Lender to perfect or protect Lender’s security interest; (e) to settle, release, compromise with, or substitute any one or more endorsers, guarantors, or other obligors or the Obligations; (f) to impair the value of Lender’s interest in Collateral through failure to obtain or maintain protection, failure to obtain or maintain recordation of an interest, or through failure to perform a duty owed to Debtor to preserve the Collateral; and (g) to apply all monies received from Debtor and others or from Collateral in Lender’s discretion without in any way being required to marshall assets.

GOVERNING LAW. This Agreement has been delivered in the state of Kansas and shall be construed in accordance with the laws of that state.

HEADINGS AND GENDER. The headings preceding text in this Agreement are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

MISCELLANEOUS. Time is of the essence of this Agreement. Except as otherwise defined in this Agreement, all terms herein shall have the meanings provided by the Uniform Commercial Code as it has been adopted in the state of Kansas. All rights, remedies, and powers of the Lender hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies, and powers given hereunder or in or by any other instruments or by the provision of the Uniform Commercial Code as adopted in the state where the Lender is located, or any other laws, now existing or hereafter enacted. The Obligor specifically agrees that, if it has heretofore or hereafter executed any loan agreement in conjunction with the Agreement, any ambiguities between this Agreement and any such loan agreement shall be construed under the provisions of the loan agreement, to the extent that it may be necessary to eliminate any such ambiguity. Obligor and Debtor release Lender from any liability which might otherwise exist for any act or omission of Lender related to the collection of any debt secured by this Agreement or the disposal of any Collateral, except for the Lender’s willful misconduct.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ACKNOWLEDGMENT. Debtor acknowledges agreeing to all of the provisions in this Agreement, and further acknowledges receipt of a true and complete copy of this Agreement.

IN WITNESS WHEREOF, Debtor has executed this Agreement on the date and year shown below.

ICOP Digtal, Inc.

/s/ David C. Owen	2/28/08
By: DAVID C. OWEN	Date
Its: CHAIRMAN/CEO

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